UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

October 7, 2008
Date of Report (Date of earliest event reported)

ASSURED PHARMACY, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-33165	98-0233878
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

17935 Sky Park Circle, Suite F, Irvine, CA 92614
(Address of principal executive offices)

(949) 222-9971
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01   Entry into a Material Definitive Agreement

Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Item 3.02   Unregistered Sales of Equity Securities

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Item 8.01   Other Events

Item 9.01   Exhibits

     References in this Form 8-K to the “Registrant,” the “Company,” “we,” “our,” and “us” refer to Assured Pharmacy, Inc., a Nevada corporation.

INTRODUCTION

      On October 7, 2008, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with APHY Holdings LLC, a Delaware limited liability company (“APHY Holdings”) formed by Enhanced Equity Fund, L.P. (“EEF”) for the purpose of this transaction, pursuant to which the Company will issue and sell, in a private placement pursuant to Section 4(2) of the Securities Act of 1933, as amended, 11,235 shares of the Company’s newly created Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”) and 75,000,001 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), to APHY Holdings for an aggregate purchase price of $12,000,000.01. As of September 30, 2008, the Company had 56,606,113 issued and outstanding shares of Common Stock and 112,532,399 outstanding shares of Common Stock on a fully diluted basis. Following the issuances of common and preferred stock described above and other transactions and issuances described below, the Company will have 131,606,114 issued and outstanding shares of Common Stock and approximately 2 billion outstanding shares of Common Stock on a fully diluted basis. The Company intends to use the proceeds from the issuance of the Series A Preferred Stock for general working capital purposes, to pay down debt and to pay fees related to the transaction.

      The Series A Preferred Stock will be convertible into Common Stock at a conversion rate of $0.0102 per share. The Company will also issue newly created shares of Series B Convertible Preferred Stock (the “Series B Preferred Stock”), Series C Convertible Preferred Stock (the “Series C Preferred Stock”) and 10% promissory notes due 2010 in exchange for certain outstanding debentures of the Company currently held by certain of the Company’s directors, officers and their respective affiliates. The Series B and Series C Preferred Stock will be convertible into Common Stock at conversion rates of $0.022 and $0.038 per share, respectively. After accounting for these recapitalization transactions and anticipated equity grants to be awarded at closing, APHY Holdings will own approximately 60% of the Company’s outstanding equity on a fully diluted basis and will have effective control of the Company. APHY Holdings will have the right to elect five directors, and the holders of the Series C Preferred Stock will have the right to elect one director to the Company’s seven-member board of directors (the “Board”). The remaining director will be independent. The Preferred Stock will pay a dividend of 10% per annum, and the holders will have certain liquidation preferences.

      The closing of the proposed transactions (the “Closing”) is subject to various closing conditions, including certain regulatory approvals. The Company currently anticipates that the closing will occur prior to October 31, 2008.

     The description of the Securities Purchase Agreement contained herein is qualified entirely by reference to the actual terms of the Securities Purchase Agreement, which is attached as an exhibit to this Current Report.

PROPOSED TRANSACTIONS

Sale of Securities

      The Securities Purchase Agreement provides for the sale to APHY Holdings of 11,235 shares of Series A Preferred Stock at a purchase price of $1,000 per share, and 75,000,001 shares of Common Stock at a purchase price of $0.0102 per share, for an aggregate purchase price of $12,000,000.01. At the initial conversion price of $0.0102, if APHY Holdings were to convert all of the shares of Series A Preferred Stock into shares of Common Stock, APHY Holdings would be the holder of approximately 1,175,000,000 shares of Common Stock, or approximately 60% of the Company’s outstanding Common Stock on a fully diluted basis (after giving effect to the debt exchanges and equity grants described below). Even if it does not convert, APHY Holdings will have the right to vote its Series A Preferred Stock on an as converted basis with the Common Stock as a single class.

      The Securities Purchase Agreement provides that the Company will indemnify APHY Holdings and its affiliates against loses arising out of breaches of any of the Company’s representations, warranties or covenants in the Securities Purchase Agreement and certain actions instituted against APHY Holdings by stockholders of the Company. APHY Holdings will hold back $1.2 million of the aggregate purchase price to secure such indemnification. Any remaining amount under the hold back will be released to the Company 18 months after the Closing.

      Between the date of the execution of the Securities Purchase Agreement and the Closing, the Company must operate only in the ordinary course of its business and may not take actions outside the ordinary course of business without the approval of APHY Holdings. In addition, the Securities Purchase Agreement restricts the Company, its affiliates and its representatives from soliciting or seeking any purchaser for any equity securities of the Company other than APHY Holdings.

      At Closing, the Company will receive approximately $10.8 million, excluding the payment of fees and expenses, in proceeds for the sale of the Series A Preferred Stock and Common Stock pursuant to the Securities Purchase Agreement. The Company is required to deposit such proceeds in a segregated account and may not withdraw in excess of $100,000 from such account without written approval of a member of the board of directors appointed by APHY Holdings. Halpern Capital will be paid $400,000 and 10 million shares of Common Stock for its service to the Company as financial advisor and placement agent. Ladenburg Thalmann & Co., Inc. (“Ladenburg”) has been paid a retainer and is currently due the balance of its $100,000 fee in connection with its rendering a fairness opinion to the Company. PH Management Company, LLC, an affiliate of APHY Holdings, will be paid a $250,000 management fee and the Company will pay the legal, accounting and third party due diligence expenses and related out-of-pocket fees and expenses incurred by APHY Holdings in connection with the transaction. The remainder of the proceeds will be used to pay the Company’s transaction fees and for working capital.

      The Closing is subject to certain conditions precedent, including, but not limited to, the debt exchanges described below, distribution of an information statement to the Company’s stockholders and approval of the transaction by the California Board of Pharmacy. The Company anticipates that the Closing will occur prior to October 31, 2008.

      The Company has discussed with APHY Holdings implementing a number of cost saving options following Closing, including, but not limited to, moving the Company’s headquarters, effecting a reverse stock split and deregistering the Company’s Common Stock from its registration under the Securities Exchange Act of 1934.

Debt Exchanges and Repayments

      In connection with, and as a condition precedent to, the issuance and sale of the Series A Preferred Stock:

  Mosaic Capital Advisors, LLC (together with its affiliates, “Mosaic”) will exchange 18% Senior Unsecured Convertible Debentures of the Company (the “Convertible Debentures”) in the aggregate principal amount of $2,733,500 and certain unpaid fees in the amount of $300,500 for 3,034 shares of the Series B Preferred Stock. The Series B Preferred Stock initial conversion price is $0.022.

  Mosaic will exchange indebtedness of the Company under Convertible Debentures and that certain Credit Agreement dated as of April 29, 2008 in the aggregate principal amount of $2,000,000 for 2,000 shares of Series C Preferred Stock. The Series C Preferred Stock initial conversion price is $0.038.

  Certain holders of Convertible Debentures, and other promissory notes of the Company will exchange indebtedness of the Company in the aggregate principal amount of approximately $1,476,000 for 10% Debentures in the same principal amount, which will mature on the second anniversary of the date of issuance (the “New Debentures”).

  Robert DelVecchio, the Company’s Chief Executive Officer, will exchange Convertible Debentures in the aggregate principal amount of $250,000 for 250 shares of Series B Preferred Stock.

  Haresh Sheth, the Company’s Chief Financial Officer, will exchange Convertible Debentures in the aggregate principal amount of $350,000 for 350 shares of Series B Preferred Stock.

  The Company will use approximately $1.9 million of the proceeds from the sale of the Series A Preferred Stock to repay in full Convertible Debentures and other promissory notes of the Company held by certain other debtholders.

     As a result of these debt exchanges and repayments, Mosaic will be the holder of approximately 206,300,000 shares or approximately 10% of the Company’s Common Stock on an as-converted and fully diluted basis. In addition, the Company will have reduced its debt from approximately $6.7 million as of June 30, 2008 to approximately $2.0 million at Closing.

Certificate of Designations

     The Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock of the Company (the “Certificate of Designations”), which will be filed with the Secretary of State of the State of Nevada on or prior to the Closing pursuant to the Securities Purchase Agreement, provides the following rights and preferences to holders of Preferred Stock:

  Dividend – The Preferred Stock will pay a cumulative cash dividend of 10% per annum, which will accrue and accumulate daily until paid.

  Liquidation – The holders of Series A Preferred Stock will, upon certain liquidation events, receive preference in the distribution of the Company’s assets equal to the greater of (i) $12 million or (ii) the amount such holder would have received if the Series A Preferred Stock were converted into Common Stock; provided that, if the holders of Series A Preferred Stock receive the distribution described in clause (i), such holders may not receive distributions with respect to any shares of Common Stock that were held by such holders as of the Closing. Next, the holders of Series B Preferred Stock and Series C Preferred Stock shall be entitled to the greater of $1,000 per share or the amount such holder would have received if the Series B or C Preferred Stock were converted into Common Stock. Next, the holders of Preferred Stock will be entitled to accrued and unpaid dividends. Finally, the remaining assets of the Company, if any, will be available for distribution to the holders of Common Stock on a pro rata basis.

  Conversion – The Series A Preferred Stock is initially convertible into shares of Common Stock at a conversion price of $0.0102 per share; the Series B Preferred Stock is initially convertible into shares of Common Stock at a conversion price of $0.022 per share; and the Series C Preferred Stock is initially convertible into shares of Common Stock at a conversion price of$0.038 per share. Such conversion prices will be adjusted for any subsequent stock splits,dividends, reorganizations, mergers, exchanges or other reclassification events. The holders of amajority of Series A Preferred Stock can force the conversion of all Preferred Stock under certaincircumstances. At the initial conversion rates, approximately 1.3 billion shares of Common Stockare issuable upon conversion of the Preferred Stock.

  Voting Rights – Each share of Preferred Stock shall be voted on an as-converted basis together with the shares of Common Stock, at any annual or special meeting of stockholders of the Company and holders of Preferred Stock may act by written consent in the same manner as the Common Stock. In addition, there is not currently a sufficient number of authorized shares of Common Stock under the Company’s Articles of Incorporation to convert the Preferred Stock that will be issued at Closing. At Closing, APHY Holdings will acquire a majority of the authorized shares of Common Stock and will be able to approve an amendment to the Company’s Articles of Incorporation necessary to increase the number of authorized shares of Common Stock without the approval of any of the Company’s other stockholders.

  Board Seats – So long as 35% of the shares of Series A Preferred Stock remain issued and outstanding, the holders of outstanding shares of Series A Preferred Stock shall, voting together as a separate class, be entitled to elect five directors to the seven-member Board (each, a “Series A Representative”). So long as 35% of the shares of Series C Preferred Stock remain issued and outstanding, the holders of outstanding shares of Series C Preferred Stock shall, voting together as a separate class, be entitled to elect one Director to the Board (a “Series C Representative”). Upon the Closing, one member of the Board will be required to meet the definition of “independent director” under the rules of the American Stock Exchange.

  Covenants – So long as 35% of the shares of Series A Preferred Stock remain issued and outstanding, the approval of the holders of a majority of the shares of Series A Preferred Stock then outstanding is required for certain corporate actions by the Company. These actions include, among others, approving annual business plans and operating budgets, incurring indebtedness (other than certain permitted indebtedness), entering into any transaction or arrangement with any officer, director or shareholder of the Company (other than certain employee compensation arrangements), making any loans or advances to any other person, incurring any liens (other than certain permitted liens) on any assets of the Company and any sale or transfer of any assets of the Company other than in the ordinary course of business. Due to its ownership of Series A
  Preferred Stock, without the approval of the Company’s other stockholders, APHY Holdings willbe able to effect corporate transactions requiring stockholder approval, such as a merger, sale ofsubstantially all the assets of the Company or a “going private” transaction.

Stockholders’ Agreement

     As a condition to the Closing, APHY Holdings will enter into a Stockholders’ Agreement (the “Stockholders’ Agreement”) with Mosaic entities, Robert DelVecchio and Haresh Sheth. Under the terms of the Stockholders’ Agreement, each of APHY Holdings, Mosaic, Robert DelVecchio and Haresh Sheth (collectively, the “Holders”) will agree to vote their shares as necessary to ensure that the size of the Board shall consist of seven directors. The Company will also offer the Holders a right of first offer with respect to the issuances by the Company of any additional equity securities and will be granted the right to repurchase the shares covered by the Stockholders’ Agreement upon certain transfers by a Holder. The Holders other than APHY Holdings also will agree to a three year restriction on their transfer of Preferred Stock and the Common Stock underlying such Preferred Stock, except for certain permitted transfers. The Holders will also have certain co-sale rights upon sales by APHY Holdings and APHY Holdings will have the right to require the other Holders to sell their shares in connection with certain sale transactions by APHY Holdings.

Investor Rights Agreement

     The Company and the Holders will also enter into an Investor Rights Agreement (the “Investor Rights Agreement”). Pursuant to the Investor Rights Agreement, the Company will grant the holders of Series A Preferred Stock the right to demand up to two registrations under the Securities Act of 1933 for securities held by such holders. All other Holders will also have the right to participate in any registrations filed by the Company.

RESTRUCTURING OF BOARD OF DIRECTORS AND MANAGEMENT

Board of Directors

      Pursuant to the Securities Purchase Agreement, the Board must, prior to the Closing, increase the number of directors constituting the Board from five directors to seven directors. In connection with the Closing, James Manfredonia and Haresh Sheth will resign from the Board. The Company has been informed that pursuant to their rights under the Certificate of Designations, APHY Holdings intends to appoint Thomas Auth, Robert DelVecchio, Navid Farzad and David Lowenberg as directors, and the holder of Series C Preferred Stock, Mosaic, intends to appoint Ameet Shah as a director effective upon the Closing. Such appointments may not be made prior to 10 days after the mailing and dissemination of an information statement to the Company’s stockholders regarding such appointments. The Company expects that Richard Falcone will remain on the Board as an independent director.

     Thomas Auth. Mr. Auth is expected to be appointed to the Board at Closing. He is a General Partner of EEF, which formed APHY Holdings for the purpose of purchasing the Series A Preferred Stock and Common Stock. Prior to joining EEF in January 2008, Mr. Auth was a member of ACI Capital Co., LLC., a generalist middle market private equity fund focused on value-oriented buyouts and growth investments across industries. From 2002 to 2005, Mr. Auth was a member of One Equity Partners ("OEP"), the private equity arm of JPMorgan Chase & Co. While at OEP, Mr. Auth focused on buyouts and growth investments in the business services and healthcare industries. Prior to OEP, Mr. Auth was an associate at Cravath, Swaine & Moore LLP in the mergers and acquisitions practice group. In 1999, Mr. Auth co-founded Concordant Rater Systems, a services company focused on improving efficiencies in clinical trials. Mr. Auth graduated from Columbia University and Harvard Law School.

      Navid Farzad. Mr. Farzad is expected to be appointed to the Board at Closing. Mr. Farzad is an Associate of EEF. Mr. Farzad joined EEF in July 2008. Mr. Farzad most recently served as a Summer Associate in the Healthcare Investment Banking Division of Lehman Brothers focusing on mergers and acquisitions. From 2002 to 2006, Mr. Farzad was a member of Ernst & Young LLP's Transaction Advisory Services group where he focused on financial due diligence on acquisition targets for private equity sponsors. Prior to Ernst & Young, Mr. Farzad worked in the healthcare audit practice of Arthur Andersen LLP. Mr. Farzad received a Bachelor of Business Administration from Loyola College and an MBA from New York University’s Stern School of Business. Mr. Farzad is a Certified Public Accountant.

      David A. Lowenberg. Mr. Lowenberg is expected to be appointed to the Board as Chairman and named as the Company’s chief executive officer at Closing. Since March 2008, Mr. Lowenberg has served as an advisor to several healthcare companies. From June 2006 to February 2008, Mr. Lowenberg was the president and chief executive officer of CuraScript, Inc., a specialty pharmaceutical business. From September 1999 to May 2006, Mr. Lowenberg was the chief operating officer of Express Scripts, Inc., a Fortune 500 pharmacy benefits manager. Prior to Express Scripts, Mr. Lowenberg served in high level positions with the Arizona Department of Welfare Programs and Department of Medicaid. Mr. Lowenberg received a Bachelor of Public Administration from the University of Arizona and a Master’s in Government Management from Harvard University.

New Management Compensation Arrangements and Indemnification Agreements

      In order to encourage the current members of the Company’s senior management to remain employed by the Company following the Closing, the Company has agreed to enter into the following employment arrangements.

      As a condition to Closing, options to purchase 5 million shares of Common Stock held by Mr. DelVecchio must be cancelled and the Board must approve an employment agreement (the “DelVecchio Employment Agreement”) with Mr. DelVecchio to serve as Director of Sales. Pursuant to the DelVecchio Employment Agreement, Mr. DelVecchio’s base salary will be $175,000 and he will be eligible for an annual performance bonus. At Closing, Mr. DelVecchio will be granted an option to purchase up to approximately 8.0% of the Company’s fully diluted shares of Common Stock as of Closing that will vest and become exercisable as follows:

The option to purchase approximately 4.7% of the Company’s fully diluted shares of Common Stock as of Closing (the “First Year Options”) will vest and become exercisable on the first anniversary of the date of the grant if Mr. DelVecchio continues to be employed by the Company as of such date; provided, however, that the First Year Options will vest on an accelerated basis (effective as of the date of termination) if Mr. DelVecchio is terminated without Cause (as defined in the DelVecchio Employment Agreement) or he voluntarily resigns for Good Reason (as defined in the DelVecchio Employment Agreement). Mr. DelVecchio will be entitled to exercise all vested First Year Options for a period of up to five years after his cessation from service with the Company provided that he does not engage in any conduct that would be deemed a termination for Cause if he were still employed at such time.

The option to purchase approximately 3.3% of the Company’s fully diluted shares of Common Stock as of Closing will vest and become exercisable in approximately equal installments on each of the first three anniversaries of the date of grant.

      The exercise price of the options will be the fair market value of the Common Stock (as determined by the Board on the date of grant). Vesting will be accelerated upon a Change of Control (as defined in the DelVecchio Employment Agreement).

      As a condition to Closing, options to purchase 1,133,333 shares of Common Stock held by Mr. Sheth must be cancelled and the Board must approve an employment agreement with Mr. Sheth (the “Sheth Employment Agreement”) to serve as Director of Finance. Pursuant to the Sheth Employment Agreement, Mr. Sheth’s base salary will be $125,000 and he will be eligible for an annual performance bonus. At Closing, Mr. Sheth will be granted an option to purchase up to 1.0% of the Company’s fully diluted shares of Common Stock as of Closing that will vest and become exercisable in approximately equal installments on each of the first three anniversaries of the date of grant.

      The exercise price of the options will be the fair market value of the Common Stock (as determined by the Board on the date of grant). Vesting will be accelerated upon a Change of Control (as defined in the Sheth Employment Agreement). Following Closing, Mr. Sheth will also receive a grant of approximately 1.5% of the Company’s fully diluted shares of Common Stock as of Closing, which will be fully vested at the time of grant.

      Both Messrs. DelVecchio and Sheth will be “at will” employees of the Company. If either of Mr. DelVecchio or Mr. Sheth is terminated by the Company without Cause or resigns for Good Reason and has signed and not rescinded a general release of claims in favor of the Company, and abides by the obligations under the Confidentiality Agreement (described below), Mr. DelVecchio or Mr. Sheth, as applicable, will be eligible to receive a severance benefit of two (2) months base salary paid in accordance with normal payroll policies over such period. If Mr. DelVecchio or Mr. Sheth is terminated by the Company without Cause or resigns for Good Reason after his first year of employment, Mr. DelVecchio or Mr. Sheth, as applicable, will be eligible to receive four (4) months base salary as a severance benefit, subject to the same conditions set forth above.

      Messrs. DelVecchio and Sheth will each also be required to execute a confidentiality, non-competition, non-solicitation, and intellectual property rights agreement. The agreement will provide, among other things, that Messrs. DelVecchio and Sheth will keep confidential information they receive regarding the Company confidential and not disparage the Company. During their employment and for a period of 18 months thereafter, Messrs. DelVecchio or Sheth may not compete with or solicit employees of the Company.

     In addition, as a condition to Closing, options to purchase 750,000 shares of Common Stock held by John Eric Mutter, the Company’s chief technology officer, must be cancelled. It is anticipated that Mr. Mutter will be granted an option to purchase approximately 20 million shares of Common Stock at Closing. Half of such options will vest ratably over a four year period with an exercise price equal to the fair market value of the Common Stock as determined by the Board on the date of grant and the remaining half will vest ratably over a four year period with an exercise price equal to two times the fair market value of the Common Stock as determined by the Board on the date of grant.

     APHY Holdings has also informed the Company that it intends to hire David Lowenberg as the Company’s chief executive officer effective at the Closing. The Company intends to enter into an employment agreement with Mr. Lowenberg, the details of which will be disclosed upon the execution of any such agreement. It is currently anticipated that Mr. Lowenberg will be granted an option to purchase approximately 8.0% of the Company’s fully diluted shares of Common Stock as of Closing. Approximately 5.0% of such options will vest ratably over a four year period with an exercise price equal to the fair market value of the Common Stock as determined by the Board on the date of grant and the remaining approximately 3.0% will vest ratably over a four year period with an exercise price equal to two times the fair market value of the Common Stock as determined by the Board on the date of grant.

      As a Closing condition, all directors and executive officers of the Company will enter into indemnification agreements with the Company providing that the Company will indemnify them for their service to the Company.

RISK FACTORS RELATING TO THE TRANSACTION

      The following is a summary of some of the risks associated with the proposed transactions:

The proposed sale of Series A Preferred Stock may not be consummated.

     Consummation of the proposed sale of Series A Preferred Stock to APHY Holdings is subject to certain conditions, including consummation of the debt exchanges and conversions with existing holders of the Convertible Debentures, approval by the California Board of Pharmacy and other customary closing conditions. If any condition to the Closing cannot be satisfied, the Company will not be able to issue and sell the Series A Preferred Stock to APHY Holdings, which may have an adverse effect on the Company’s business, financial condition or results of operations and the market price of its Common Stock. Any delay associated with satisfying any closing condition could also substantially reduce the expected benefits of the proposed transactions.

Certain directors and executive officers of the Company have financial interests in the proposed transactions that are different from the interests of the Company’s stockholders generally.

     Certain of the Company’s directors and executive officers and their affiliates who currently hold Convertible Debentures of the Company will receive shares of newly issued Preferred Stock in exchange for such Convertible Debentures. The Preferred Stock will pay a dividend of 10% per annum, and the holders of such stock will receive a liquidation preference and other rights, as more specifically described under “Proposed Transactions – Certificate of Designations” above.

     In addition, as a condition to the Closing, Messrs. DelVechhio and Sheth will enter into employment agreements with the Company, pursuant to which they will receive options to purchase approximately 8.0% and 2.5%, respectively, of the Company’s Common Stock on a fully diluted basis.

See “Restructuring of Board of Directors and Management – New Management Compensation Arrangements and Indemnification Agreements” above.

The convertible nature of the securities to be issued in the proposed transactions, the Common Stock to be issued in the proposed transaction, certain terms in the Stockholders’ Agreement to be executed in connection with the proposed transactions and the grant of stock options to Messrs. DelVecchio, Sheth and Lowenberg have the potential to dilute the Common Stock of the Company and affect its value.

      The Company currently has 56,606,113 shares of Common Stock outstanding. The Company will issue 75,000,001 additional shares of Common Stock to APHY Holdings at Closing resulting in immediate dilution. If the holders of the Preferred Stock and New Debentures were to convert such securities at the applicable initial conversion ratios and the option grants to executives, including Messrs. DelVecchio and Sheth, were to fully vest and be exercised, the number of shares of Common Stock issued and outstanding would increase to approximately 2 billion. Following Closing, APHY Holdings intends to approve an amendment to the Company’s Articles of Incorporation to effect an increase in the authorized shares of Common Stock of the Company from 150 million to 3 billion.

      In addition, the holders of the Preferred Stock will have a right of first offer with respect to issuances of additional securities of the Company, pursuant to the terms of the Stockholders’ Agreement. Should the Company issue additional shares of Common Stock or other securities convertible to Common Stock in the future, the current stockholders’ Common Stock holdings will be further diluted.

The Company’s current stockholders will have reduced voting interest after the Closing and will exercise less influence over management.

      The Company’s stockholders currently have the right to vote in the election of the Company’s directors and on other matters affecting the Company. After the Closing, APHY Holdings will have the ability alone to control the Company as a result of the voting rights conferred on the Series A Preferred Stock. APHY Holdings will be able to elect all of the directors of the Company, except for the Series C Director, which will be elected by the holders of outstanding shares of Series C Preferred Stock, and will be able to effect corporate transactions, such as a merger, sale of substantially all of the Company’s assets or a “going private” transaction, without the approval of the Company’s other stockholders. Following Closing, APHY Holdings intends to approve an amendment to the Company’s Articles of Incorporation to effect an increase in the authorized shares of Common Stock of the Company from 150 million to 3 billion.

The Company may “go dark” after the Closing, which would affect the liquidity of the Company’s Common Stock.

      Due to the cost of being a public company, APHY Holdings has discussed with the Company the possibility of “going dark” following the Closing, among other cost-saving options. After the Closing, the Company may consider taking action to deregister the Company’s Common Stock from its registration under the Securities Exchange Act of 1934, which would cease trading of the Common Stock on the OTC Bulletin Board and no longer require the Company to publicly report its financial and business results. The absence of an active trading market for the Company’s Common Stock will likely result in higher price volatility, reduced liquidity and an adverse effect on the market value of the Company’s Common Stock. As a result, stockholders will likely find it more difficult to dispose of their shares of Common Stock.

BACKGROUND OF THE TRANSACTION

Historic Chronic Working Capital Shortages

      Since inception, the Company has suffered recurring losses and net cash outflows from operations. The Company expects to continue to incur substantial losses to complete the development of its business. As of June 30, 2008, the Company had an accumulated deficit of $24,909,534, recurring losses from operations and negative cash flow from operating activities for the six-month period ended June 30, 2008 of $1,417,697. The Company also had a negative working capital of $5,940,131.

      During the fourth quarter of fiscal 2006 and in 2007, the Company received financing in private equity and debt offerings exempt from the registration requirements of the Securities Act. However, the Company still requires additional financing to implement its business plan for the next twelve months. Total liabilities of the Company as of June 30, 2008 were $9,804,075. If the Company does not receive the proceeds from the sale of the Series A Preferred Stock, the Company anticipates that its current cash on hand will not be sufficient to operate its six existing pharmacies at the current level through the end of the fiscal year 2008. The Company’s business plan calls for ongoing expenses in connection with salary expense, implementing new marketing strategies, and establishing additional pharmacies. These expenditures are anticipated to be approximately $5,000,000 for fiscal year 2008. In order to continue to pursue its business plan to establish and operate additional pharmacies, the Company requires additional funding. If the Company does not secure additional funding, the Company may not be able to continue as a going concern and, at a minimum, the implementation of its business plan will be delayed and its ability to expand and develop additional pharmacies will be impaired.

Recent Fund Raising Efforts

     During the fiscal year ended December 31, 2007 and December 31, 2006, the Company entered into convertible loan agreements in the aggregate principal amount of $1,488,000 at interest rates ranging from 12% to 15% per annum. As of December 31, 2007, the principal amount outstanding under these loan agreements was $1,063,000.

     At various times since 2006 the Company has issued Convertible Debentures. A majority of the Convertible Debentures were issued to existing stockholders and other parties related to the Company. The Company has recently found it difficult to identify other potential purchasers of Convertible Debentures. As a result, on March 1, 2008, the Company entered into an Accounts Receivable Purchase Agreement (the “Purchase Agreement”) with Horizon International Investments LLC (the “Purchaser”), pursuant to which the Company agreed to sell certain of its accounts receivable to the Purchaser on a weekly basis during the one-year term of the Purchase Agreement for a purchase price equal to eighty per cent (80%) of the outstanding balance of the accounts receivable purchased.

     On April 29, 2008, the Company ceased selling receivables to the Purchaser under the Purchase Agreement, and the Company and certain of its subsidiaries, as joint and several borrowers (collectively, the “Borrowers”), entered into a Credit Agreement (the “Credit Agreement”) with Mosaic. Pursuant to the Credit Agreement, Mosaic agreed to advance up to $2 million (or up to $3 million in certain circumstances) to the Borrowers. Interest accrued on amounts advanced under the Credit Agreement at the rate of 14% per annum and such amounts are due and payable on April 30, 2009. Each of the Borrowers granted Mosaic a security interest in substantially all of its assets (including, in the case of the Company, the shares of common stock of each of the subsidiaries party to the Credit Agreement) as security for the repayment of the obligations of the Borrowers under the Credit Agreement.

Background of the Proposed Transactions

      Since July 2007, the Company has engaged in an intense search for sources of debt and equity financing in order to fund its continued operations and growth. The Company has contacted and engaged in discussions with various potential financial and strategic investors. The Company had initial indications of interest from several of such investors, although ultimately all of such indications of interest other than APHY Holdings determined to discontinue discussions with the Company. During this period, the Company engaged and/or held discussions with several reputable investment banks specializing in small capitalization companies. Such relations and/or discussions did not result in any proposed transactions.

      In fall 2007, the Company engaged Halpern Capital, which conducted a due diligence review of the Company and introduced the Company to EEF and several other potential investors.

      Commencing in January 2008, representatives of the Company met with representatives of EEF, the controlling member of APHY Holdings, to discuss a potential equity investment by EEF into the Company. During the period from March 2008 through May 2008, the Company and EEF negotiated basic terms of a financing, and EEF commenced a due diligence review of the Company and its operations. During this period, the Company engaged special counsel to advise the Company as to appropriate financial structures.

      On or around June 4, 2008, the Company and EEF concluded their negotiations of basic terms of a financing, as well as steps required to restructure the Company. The basic terms were clarified on or around June 18, 2008.

      On June 11, 2008, the Board of the Company met to discuss (i) the then-current financial situation of the Company; (ii) the then-current financial outlook of the Company; (iii) a non-binding term sheet describing the proposed terms of the financing with EEF; and (iv) the due diligence review required in connection the proposed transaction. At this meeting, the Board of the Company determined to proceed with the proposed financing with EEF and resolved that the independent directors, Richard Falcone and James Manfredonia, would serve as an independent committee (the “Independent Committee”) to review and negotiate the proposed financing. The Independent Committee was expressly authorized to retain independent counsel and to retain a reputable investment banking firm to render an opinion as to the fairness of the consideration proposed to be paid by EEF for the shares of Series A Preferred Stock and Common Stock. The Board further determined that negotiations with EEF would be led by management.

      Throughout June, July, August and September 2008, EEF continued its due diligence review of the Company.

      In June 2008, the Independent Committee retained Zukerman Gore & Brandeis LLP as legal counsel. From June 2008 through October 3, 2008, counsel to the Independent Committee consulted with the Independent Committee upon the request of any member thereof and as otherwise needed.

     In June 2008, the Independent Committee engaged Ladenburg to analyze the fairness of the proposed consideration to received by the Company in the proposed financing and debt restructuring.

     Counsel to the Company delivered to all parties initial draft documents relating to the proposed financing on or around July 3, 2008. Revised drafts were negotiated by all parties and their respective counsels and exchanged on numerous occasions throughout July, August, and September 2008.

     On July 8, 2008, Mr. Falcone, representatives of Ladenburg, counsel to the Independent Committee, and counsel to the Company participated in a conference call to discuss the transaction and the draft documents.

      On or around July 9, 2008, counsel to the Independent Committee communicated requests for further information and comments to draft transaction documents.

      On July 11, 2008, the Independent Committee and counsel to the Independent Committee participated in a telephonic meeting to, among other matters, discuss the transaction, the draft documents and the engagement of Ladenburg.

      On July 16, 2008, representatives of EEF and the Company, as well as their respective counsels, engaged in a negotiation of the draft transaction documents.

      On July 16, 2008, counsel to EEF distributed revised transaction documents to counsel to the Company. Such drafts were reviewed by the Company, the Independent Committee, and their respective counsels and returned to counsel to EEF on July 28, 2008.

      During the period from July 17, 2008 through October 3, 2008, the Company was in daily contact with counsel to the Company regarding the transaction, documentation relating thereto, and transaction issues.

     On July 21, 2008, representatives of Ladenburg and counsel to the Independent Committee participated in a conference call to discuss transaction issues.

     On July 25, 2008, Mr. Falcone and counsel to the Independent Committee participated in a conference call to discuss transaction issues, and representatives of Ladenburg and counsel to the Independent Committee participated in a conference call to discuss transaction issues.

      On July 25, 2008, Ladenburg distributed a draft pro forma ownership review and capitalization table to the Independent Committee and counsel to Independent Committee.

      On August 12, 2008, Ladenburg distributed draft presentation materials to the Independent Committee and counsel to Independent Committee.

      On August 12, 2008, counsel to EEF distributed revised transaction documents to counsel to the Company, which documents were reviewed by the Company and counsel to the Company and returned to counsel to EEF on August 15, 2008.

      On August 21, 2008, counsel to EEF distributed revised transaction documents to counsel to the Company. Such drafts were reviewed by the Company and returned to counsel to EEF on August 28, 2008.

      On August 27, 2008, counsel to the Company distributed revised draft documents to the Independent Committee and counsel to the Independent Committee.

      On September 3, 2008, the Independent Committee and counsel to the Independent Committee participated in a telephonic meeting to discuss, among other matters, the transaction issues, the draft transaction documents and the Company’s financial condition.

     On September 4, 2008, counsel to EEF distributed revised transaction documents to the counsel to the Company. On September 5, 2008 counsel to the Company, the Independent Committee, and counsel to the Independent Committee participated in a conference call with respect to the transaction and comments on such draft documents. Following the conclusion of such conference call, on September 5, 2008, revised drafts were returned by counsel to the Company to counsel to EEF.

     On September 5, 2008, representatives of Ladenburg and counsel to the Independent Committee participated in a conference call to discuss transaction issues.

     On September 11, 2008, counsel to EEF distributed revised transaction documents to the counsel to the Company. Such drafts were reviewed by the Company, the Independent Committee, and their respective counsels and negotiated by conference between counsel to EEF and counsel to the Company on September 12, 2008.

     On September 15, 2008, counsel to the Independent Committee, counsel to the Company, and counsel to EEF engaged in a conference call in order to negotiate the draft documents.

     On September 17, 2008, counsel to EEF distributed revised transaction documents to the counsel to the Company.

     On September 18, 2008, counsel to the Independent Committee and representatives of Ladenburg participated in a conference call to address transaction issues.

     On September 23, 2008, counsel to the Independent Committee, counsel to the Company, and counsel to EEF participated in a conference call to address transaction issues. On such date, Mr. Falcone and counsel to the Independent Committee participated in a conference call.

     On September 25, 2008, counsel to EEF distributed revised transaction documents to the counsel to the Company.

     On September 29, 2008, the Independent Committee and counsel to the Independent Committee participated in a telephonic meeting to discuss the transaction issues and the draft transaction documents.

     On September 30, 2008, representatives of Ladenburg and counsel to the Independent Committee participated in a conference call to discuss transaction issues.

     On October 1st and 2nd, 2008, counsel to EEF distributed revised transaction documents to the Company and Company counsel.

     On October 2, 2008, the Board of Directors held a meeting to consider and act upon the transaction. Subject to the receipt of the written fairness option to be provided by Ladenburg, the members of the Independent Committee approved the transaction and all matters relating thereto and the full Board of Directors ratified the actions taken by the members of the Board who served on the Independent Committee.

     On October 2, 2008, Ladenburg distributed presentation materials to the Independent Committee and counsel to Independent Committee.

     On October 3, 2008, Ladenburg participated in a telephonic meeting with members of the Independent Committee and counsel to the Independent Committee to review their presentation and fairness opinion.

     On October 7, 2008, the Company and APHY Holdings executed the Securities Purchase Agreement.

Approval of Transactions by the Independent Committee

In approving the transactions contemplated by, and in connection with, the Securities Purchase Agreement, the members of the Independent Committee and the Board considered a number of factors, including, without limitation, the following:

  The terms of the financial transaction proposed by EEF and APHY Holdings;
  The management expertise which EEF and APHY Holdings have the ability to access and provide to the Company;
  The terms of the Series A Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock, including, without limitation, the covenant by APHY Holdings to maintain an independent director on the Board following the transaction;
  The consideration payable pursuant to the Securities Purchase Agreement;
  The historical, current, and prospective financial condition, results of operations, and cash flows and business strategy of the Company;
  The lack of financial institutions available or willing to provide equity or debt financing to the Company; and
  The opinion of Ladenburg delivered to the Independent Committee that, as of October 3, 2008 and based upon and subject to the factors and assumptions set forth in the opinion, the consideration to be received by the Company in conjunction with the financing and restructuring is fair, from a financial point of view, to the Company’s unaffiliated stockholders.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This Form 8-K contains forward-looking statements. Statements that use the terms “can,” “continue,” “could,” “may,” “potential,” “predicts,” “should,” “will,” “believe,” “expect,” “plan,” “intend,” “estimate,” “anticipate,” “scheduled” and similar expressions are intended to identify forward-looking statements. The Registrant has based these forward-looking statements on its current expectations and projections about future events. These statements include, but are not limited to:

  The Registrant’s ability to consummate the transactions described herein;

  The effects of the transactions on the Registrant’s business and financial condition; and

  The Registrant’s ability to continue as a going concern.

     Actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including the risks discussed in the “Risk Factors” Section of this Form 8-K and those detailed from time to time in Registrant’s filings with the Securities and Exchange Commission (the “Commission”). These risks are not exhaustive. New risk factors emerge from time to time and it is not possible to predict all risk factors, nor can the Registrant assess the impact of all factors on its business or to the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.

These forward-looking statements are made only as of the date of this Form 8-K. Except for the Registrant’s ongoing obligation to disclose material information as required by federal securities laws, the Registrant does not intend to provide updates concerning any future revisions to any forward-looking statements to reflect events or circumstances occurring after the date of this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10.1	Securities Purchase Agreement by and between the Company and APHY Holdings LLC dated October 7, 2008
.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 8, 2008

ASSURED PHARMACY, INC.

By:	/s/ Robert DelVecchio
Name:	Robert DelVecchio
Title:	Chief Executive Officer

Exhibit Index

Exhibit No.	Description

Exhibit 10.1	Securities Purchase Agreement by and between the Company and APHY Holdings LLC dated October 7, 2008.